Exhibit 4.5

AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “AMENDMENT”) is entered into on November 1, 2021 by and among

1.	Belite Bio, Inc, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”),

2.	each of the Persons named on Schedule A-1 attached hereto (collectively, the “Principals”, and each an “Principal”);

3.	each of the Persons listed in Schedule A-2 attached hereto (collectively, the “Investors”, and each an “Investor”).

Each of the parties to this Amendment is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A	The Parties and certain other parties thereto entered into that certain Amended and Restated Shareholders Agreement on December 23, 2020 (the “Shareholders Agreement”).

B	The Parties hereto constitute the required parties set forth in Section 15.11 of the Shareholders Agreement and desire to amend the Shareholders Agreement as set forth in this Amendment.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.             Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Shareholders Agreement.

2.             Amendments.

2.1          Section 12.1(i) of the Shareholders Agreement shall be deleted and replaced in its entirety by the following to read:

12.1 Board of Directors.

(i)                 The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of four (4) authorized directors. The holders of a majority of the voting power of the issued and outstanding Ordinary Shares shall have right to designate, appoint, remove, replace and reappoint four (4) directors on the Board (the “Ordinary Directors”).

2.2          Section 12.2(i) of the Shareholders Agreement shall be deleted and replaced in its entirety by the following to read:

Belite Bio, Inc Amendment to Amended and
Restated Shareholders Agreement

12.2       Voting Agreements

(i)                 With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at four (4) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 12.1, and (iii) against any nominees not designated pursuant to Section 12.1.

2.3              Section 15.1 of the Shareholders Agreement shall be deleted and replaced in its entirety by the following to read:

15.1 Termination. This Agreement shall terminate upon mutual consent of the Parties hereto. The provisions of Sections 7, 8, 9, 10, 11, 12, 13, and 14 shall terminate on the earliest of the consummation of the Qualified IPO or a Deemed Liquidation Event. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6, 14.3 and Section 15). This Agreement shall terminate with respect to any shareholder of the Company when such shareholder no longer holds any Shares. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

3.              Miscellaneous.

3.1              General; Effective Date. Except as amended hereby, the Shareholders Agreement has not been modified, and as amended hereby, is in full force and effect. The Shareholders Agreement, as amended by this Amendment, represents the final, entire and complete agreement among the Parties with respect to the subject matter of the Shareholders Agreement and this Amendment and supersedes all other prior or contemporaneous agreements, communications or representations, whether oral or written, express or implied. This Amendment constitutes a part of the Shareholders Agreement and all references in the Shareholders Agreement to the Shareholders Agreement (e.g., “this Agreement,” “herein,” etc.) shall constitute references to the Shareholders Agreement as amended by this Amendment.

3.2              Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the Laws of Hong Kong, without regard to the conflicts of law provisions of any jurisdiction.

3.3              Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Belite Bio, Inc Amendment to Amended and
Restated Shareholders Agreement

[The remainder of this page has been intentionally left blank.]

Belite Bio, Inc Amendment to Amended and
Restated Shareholders Agreement

       IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

COMPANY:

Belite Bio, Inc

By:	/s/ Tom Lin
Name:	Tom Lin (Yu-Hsin Lin)
Title:	Director

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

       IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Principal & Investor:

Lin Bioscience International Ltd.

By:	/s/ Tom Lin
	Name:	Tom Lin (Yu-Hsin Lin)
	Title:	Director

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

Cheng-Chao Sung (ID: ########)

/s/ Cheng-Chao Sung

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

Yun-Ju Huang (ID: ######## )

/s/ Yun-Ju Huang

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

Cheng-Han Huang (ID: ########)

/s/ Cheng-Han Huang

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

H&D (SINGAPORE) INVESTMENT HOLDING PTE. LTD. (ID: ######## )

By:	/s/ Chu Ping Yu
Name:	Chu Ping Yu
Title:	Director

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

Grand Fortune Venture Capital Corporation (ID: ########)

(Company Seal)

By:	/s/ Huang Hsien Hua
Name:
Title:

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

Foryou Venture Capital Limited Partnership (ID: ########)

(Company Seal)

By:	/s/ Huang Hsien Hua
Name:
Title:

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

YUN HSIEN ENTERPRISE CO., LTD (ID: ########)

(Company Seal)

By:	(seal) Yu-Hsien Wu
Name:	Yu-Hsien Wu
Title:

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

Foryou Capital Corporation (ID: ########)

(Company Seal)

By:	/s/ Huang Hsien Hua
Name:
Title:

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Investor:

Ching-Yu Peng (ID: ########)

/s/ Ching-Yu Peng

[Signature Page to Belite Bio, Inc Amendment to Amended and Restated Shareholders Agreement]

SCHEDULE A-1

List of PRINCIPALS

Belite Bio, Inc Amendment to Amended and
Restated Shareholders Agreement

SCHEDULE A-2

LIST OF INVESTORS

Belite Bio, Inc Amendment to Amended and
Restated Shareholders Agreement